UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 25, 2014 (the “June Purchase Date”), The First Marblehead Corporation (the “Corporation”) and Union Federal Savings Bank, a wholly owned subsidiary of the Corporation (“Union Federal”), entered into a loan purchase and sale agreement (“June Sale Agreement”) with Citizens Bank, N.A. (the “Purchaser”).  Pursuant to the June Sale Agreement, on the June Purchase Date, Union Federal sold (the “June Transaction”) to the Purchaser a portfolio (the “June Portfolio”) of private student loans (the “June Loans”) with an aggregate outstanding principal balance of approximately $19.2 million as of the calendar day immediately preceding the June Purchase Date (the “June Cut-Off Date”).

In connection with the June Transaction, Union Federal received $20.3 million in sale proceeds, which was equal to 103.5% of the aggregate outstanding principal balance, including capitalized interest, of the June Loans as of the June Cut-Off Date plus all accrued but unpaid interest on the June Loans (to the extent not previously capitalized) as of the June Cut-Off Date.  Following the June Purchase Date, the Purchaser bears the risk of future performance of the June Loans, including risk of future default, except as otherwise set forth in the June Sale Agreement.

The June Loans represent approximately 47% of the private student loans held by Union Federal as of May 31, 2014, measured by principal balance.

The June Sale Agreement contains the following provisions:

•
Representations and Warranties.  Each of the Purchaser and Union Federal made representations and warranties as of the June Purchase Date and, in certain circumstances, Union Federal made representations and warranties as of the June Cut-Off Date.  The representations and warranties of Union Federal included, among other things, that (1) no June Loan was in default or more than 29 days delinquent as of the June Purchase Date and as of the June Cut-Off Date; (2) with limited exceptions, each June Loan was originated and serviced in accordance with applicable law and loan program guidelines; and (3) with limited exceptions, each June Loan represented a valid and enforceable payment obligation on the part of the borrower and cosigner, if any.

•
Indemnification.  Each of the Purchaser, on the one hand, and the Corporation, on the other, agreed to indemnify the other against losses sustained as a result of any breach of the Purchaser’s or Union Federal’s, as applicable, representations, warranties and covenants or any act or omission of the Purchaser or Union Federal, as applicable, prior to the June Purchase Date.

•
Repurchase Obligation.  Subject to certain exceptions, Union Federal has agreed to repurchase, following receipt of notice from the Purchaser, any June Loan for which a representation or warranty made by Union Federal about such June Loan proves to have been false, misleading or incorrect as of the June Purchase Date.  Union Federal has also agreed to repurchase any June Loan that becomes subject to a formal judicial proceeding that is based upon the acts or omissions of Union Federal or its agents or affiliates arising prior to the June Purchase Date and, under certain circumstances, any June Loan where a claim has been made that such June Loan is unenforceable because of the lack of contractual capacity of a minor.  These repurchase obligations do not expire and are in addition to the Corporation’s indemnification obligations.

•	Guaranty. The Corporation agreed to guarantee to the Purchaser the full and prompt performance by Union Federal of its obligations and agreements under the June Sale Agreement.

•
Customer Information.  Union Federal has agreed not to transfer or disclose customer information related to the June Loans but will be allowed to use the customer information for the purpose of conducting certain serialization marketing (i.e., repeat borrower marketing).

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Background

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.01.

In addition, as previously disclosed in a Current Report on Form 8-K filed by the Corporation with the Securities and Exchange Commission on January 23, 2014, the Corporation and Union Federal entered into a loan purchase and sale agreement, dated January 23, 2014 (“January Sale Agreement”), with the Purchaser.  Pursuant to the January Sale Agreement, Union Federal agreed to sell to the Purchaser a portfolio (the “January Portfolio”) of private student loans (the “January Loans”) with an aggregate outstanding principal balance of approximately $53.9 million as of December 31, 2013 (the “January Transaction”).  The January Transaction was expected to have two closings.

On March 28, 2014 (the “January Transaction Purchase Date”), Union Federal sold to the Purchaser (the “January Transaction Closing”) January Loans from the January Portfolio with an aggregate outstanding principal balance of approximately $39.8 million (the “Purchased January Loans”).  Union Federal received $43.1 million in sale proceeds, which was equal to 103.5% of the aggregate outstanding principal balance, including capitalized interest, of the Purchased January Loans as of the calendar day immediately preceding the January Transaction Purchase Date (the “January Cut-Off Date”) plus all accrued but unpaid interest on the Purchased January Loans (to the extent not previously capitalized) as of the January Cut-Off Date.  Following the January Transaction Purchase Date, the Purchaser bears the risk of future performance of the Purchased January Loans, including risk of future default, except as otherwise set forth in the January Sale Agreement.

The second closing under the January Sale Agreement (the “Second January Transaction Closing”) was expected to result in the sale of January Loans from the Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of approximately $6.6 million (the “Disbursement Status Loans”).  The Disbursement Status Loans that were expected to be sold as part of the Second January Transaction Closing were partially disbursed as of October 31, 2013, the agreed upon cut-off date for loans to be eligible to be included in the January Portfolio.  In addition, the Second January Transaction Closing could have included January Loans from the January Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of up to approximately $6.1 million that were not purchased by Purchaser in the January Transaction Closing (the “Additional Loans” and together with the Disbursement Status Loans, the “Additional January Transaction Loans”).  The Additional January Transaction Loans were required to meet certain eligibility criteria, as set forth in the January Sale Agreement, to be sold at the Second January Transaction Closing.

For additional information on the January Sale Agreement, please see the Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission on January 23, 2014 and March 31, 2014.

In the June Purchase Sale Agreement, the Corporation, Union Federal and the Purchaser agreed that, to the extent any Additional January Transaction Loans were to be purchased from Union Federal by Purchaser, such loans would be sold under the June Sale Agreement.  In addition, the Purchaser agreed to purchase additional private student loans that meet certain eligibility criteria, as set forth in the June Sale Agreement (the “New June Loans”).  As of the June Cut-Off Date, the June Portfolio included Disbursement Status Loans with an aggregate outstanding principal balance of approximately $9.6 million, Additional Loans with an aggregate outstanding principal balance of approximately $4.8 million and New June Loans with an aggregate outstanding principal balance of approximately $4.8 million.

Pro Forma Financial Information

In connection with the sales of the Purchased January Loans and the June Loans (together, the “Loan Transaction”), the Corporation has furnished below a narrative description of the pro forma effects of the Loan Transaction in relation to the Corporation’s consolidated balance sheets as of June 30, 2013 and March 31, 2014 and the

Corporation’s consolidated statements of operations for the fiscal year ended June 30, 2013 and the nine months ended March 31, 2014.

For the pro forma effects on the consolidated balance sheets, the loans sold are assumed to have been sold as of the respective balance sheet and the amounts discussed reflect (1) the removal of the loans plus accrued but unpaid interest at their carrying amounts, (2) the receipt of cash proceeds from the Purchaser and (3) the impact of the gain on the sale on income taxes payable and retained earnings.

For the pro forma effects on the consolidated statements of operations, the loans sold are assumed to have been sold as of the beginning of the most recent fiscal year and the amounts discussed include (1) the elimination of interest income on the loans, (2) the elimination of the allowance for loan losses on the loans and (3) the impact of these adjustments on income tax expense.

Consolidated Balance Sheet

The pro forma effects of the Loan Transaction on the Corporation’s consolidated balance sheet as of June 30, 2013 include the following:

•	A decrease of $43.6 million in education loans held-to-maturity, net, and $1.4 million in other assets for accrued but unpaid interest.
•	An increase in cash and cash equivalents of $47.0 million.
•	An increase to income taxes payable of $88 thousand for additional state income tax expense.
•	An increase of $1.5 million in retained earnings for the gain recognized on the sale, net of state income tax.

The pro forma effects of the Purchased June Loans on the Corporation’s consolidated balance sheet as of March 31, 2014 include the following:

•	A decrease of $19.5 million in education loans held-for-sale and $254 thousand in other assets for accrued but unpaid interest.
•	An increase in cash and cash equivalents of $20.5 million.
•	An increase to income taxes payable of $44 thousand for additional state income tax expense.
•	An increase of $640 thousand in retained earnings for the gain recognized on the sale, net of state income tax.

The effects of the Purchased January Loans on the consolidated balance sheet are reflected in the March 31, 2014 interim balance sheet in the Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014.

Consolidated Statements of Operations

The pro forma effects of the Loan Transaction on the Corporation’s consolidated statements of operations include the following:

•	The elimination of interest income on the loans sold of $2.0 million for the fiscal year ended June 30, 2013 and $2.2 million for the nine months ended March 31, 2014.
•	A credit to the provision for loan losses of $423 thousand for the fiscal year ended June 30, 2013.
•	A reduction in state income tax expense of $144 thousand for the nine months ended March 31, 2014.
•	An increase in the net loss per basic and diluted common share of $0.01 for the fiscal year ended June 30, 2013 and $0.18 for the nine months ended March 31, 2014.

The pro forma effects on the Corporation’s consolidated statements of operations discussed above do not include the one-time gains that would have been recognized on the sales nor the associated income tax impact as these items are not expected to have a continuing impact on the Corporation’s financial and operating results.

The pro forma adjustments described above are based upon currently available information and upon assumptions that management believes are reasonable.  However, these pro forma adjustments have not been audited, are for informational purposes only and do not purport to present what the Corporation’s results would actually have been had these transactions actually occurred on the dates presented nor project the Corporation’s results of operations or financial position for any future period.

Item 8.01                      Other Events

On July 1, 2014, the Corporation issued a press release regarding the June Transaction.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference under this Item 9.01.

(d)           Exhibits

99.1
Press release issued by The First Marblehead Corporation on July 1, 2014 entitled “First Marblehead’s Bank Subsidiary Completes the Second of Two Planned Sales of Private Student Loans to RBS Citizens Financial Group, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: July 1, 2014	By:	/s/ Seth Gelber
Seth Gelber President, Chief Operating Officer and Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1
Press release issued by The First Marblehead Corporation on July 1, 2014 entitled “First Marblehead’s Bank Subsidiary Completes the Second of Two Planned Sales of Private Student Loans to RBS Citizens Financial Group, Inc.”